Exhibit 10.4

INVESTMENT ADVISORY AGREEMENT

This INVESTMENT ADVISORY AGREEMENT (the “Agreement”) is made and entered into as of this October 18, 2012, by and between Inland Real Estate Income Trust, Inc., a Maryland corporation (the “REIT”) and IREIT Business Manager & Advisor, Inc. an Illinois corporation (the “Business Manager”) and Inland Investment Advisors, Inc., an Illinois corporation (“Adviser”), an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), for the purpose of setting forth the terms and conditions pursuant to which Adviser will manage the REIT’s assets designed for management hereunder.

RECITALS

WHEREAS, the Business Manager serves as the business manager of the REIT pursuant to the terms and conditions of that certain Business Management Agreement, dated as of October 18, 2012, as it may be amended from time to time, between the Business Manager and the REIT (the “Business Management Agreement”);

WHEREAS, pursuant to Section 2(t) of the Business Management Agreement, the Business Manager has agreed to enter into ancillary agreements with Inland Real Estate Investment Corporation and its affiliates (as defined herein), including the Adviser, to arrange for various services and licenses to be provided for the benefit of the REIT; and

WHEREAS, the Business Manager desires to retain the Adviser, at the Business Manager’s expense, to manage the investments in marketable securities, if any, of the REIT, and the Adviser is willing to manage these investments, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto agree as follows:

1.

APPOINTMENT AS INVESTMENT ADVISER

The Business Manager and the REIT hereby appoint and retain Adviser as investment adviser and attorney-in-fact on the terms and conditions set forth in this Agreement for those assets of the REIT which the Business Manager or the REIT may from time to time place with Adviser, and any appreciation, income or proceeds thereon (the “Account”).  Adviser accepts the appointment as investment adviser and agrees to manage and direct the investments of the Account, subject to any Investment Guidelines (defined in Section 9 below) communicated to Adviser in advance and in writing.  Adviser assumes responsibility for the investment management of, and all trading decisions for, the Account as of the date assets are placed in the Account.

2.

AUTHORITY OF ADVISER

Adviser has full discretionary authority with respect to the investment and reinvestment of the assets of the Account, subject to the Investment Guidelines.  Adviser, when it deems appropriate, without prior consultation with or notification to the Business Manager or the REIT, may, (a) purchase, sell, exchange, convert and otherwise trade in securities, including but not limited to money market instruments, mutual funds, stocks, options and warrants, on margin or otherwise, (collectively, “Investments”), for such prices, at such times and on such terms as Adviser, in its sole discretion, deems advisable; (b) place orders for the execution of transactions with or through brokers, dealers or issuers Adviser selects in its sole discretion, including broker-dealer with whom Adviser is related; (c) render, furnish and provide advice, analyses and other information concerning the retention, monitoring, performance or termination of other investment advisers or asset managers; (d) negotiate, on REIT’s behalf, the terms and conditions, and execute and deliver all agreements and ancillary documents incidental thereto, necessary to open accounts in the name, or for the benefit, of REIT with such brokers, dealers, advisers, managers, issuers or custodians as Adviser may select with respect to the Account; and (e) act on REIT’s behalf in all matters necessary or incidental to servicing the Account, including all transactions for the Account.  The Business Manager and the REIT will furnish Adviser with all additional powers of attorney and other documentation, if any, necessary to appoint Adviser as agent and attorney-in-fact with respect to the Account, but such powers shall not be construed to authorize Adviser to take any action not authorized by this Agreement.

The foregoing authority shall remain in full force and effect until; (a) revoked by the REIT pursuant to written notice to Adviser, or (b) the termination of this Agreement pursuant to the terms of Section 14 below.  Revocation shall not affect transactions entered into prior to such revocation.

3.

CUSTODIANSHIP

The assets of the Account will be held by the clearinghouse, broker-dealer, bank, trust company or other entity designed and appointed by Adviser, and acceptable to the Business Manager, as custodian of the Account (“Custodian”).  All Investments held in the Account may be registered in the name of the REIT or its nominee or held in street name.  Custodian is responsible for the physical custody of the assets of the Account; for the collection of any interest, dividends or other income attributable to the assets of the Account; and for the exercise of rights and tenders on assets of the Account.  Adviser is not responsible for any loss incurred by reason of any act or omission of Custodian; provided, however, that Adviser will make reasonable efforts to require that Custodian perform its obligations with respect to the Account.

4.

BROKERAGE/RESEARCH

A.

Selection of Broker-dealer.

Adviser may allocate the execution of transactions for the Account to any broker-dealer at prices and commission rates as Adviser, in its good faith judgment, believes are in the best interest of the Account considering relevant surrounding facts and circumstances.  The REIT and Business Manager understand that other brokerage entities may be willing to execute transactions at prices and commission rates that are lower than or different from those charged by the entity selected by Adviser.  The REIT and the Business Manager further understand and acknowledge that Adviser has a relationship with Inland Securities Corporation, a broker-dealer registered with the Securities and Exchange Commission, and that certain transactions on behalf of the Account may be executed through Inland Securities Corporation.  The Inland Group, Inc., as the ultimate corporate parent of each of the Business Manager, Inland Securities Corporation and the Adviser, would benefit from any brokerage commissions paid to Inland Securities Corporation from these transactions.  Although Adviser intends to treat the Business Manager and REIT fairly and act in the best interests of the REIT and the Account in accordance with Adviser’s fiduciary duty, the REIT and the Business Manager understand that The Inland Group, Inc. has an incentive to cause Adviser to execute transactions through Inland Securities Corporation, when possible, to keep any corresponding brokerage commissions within the corporate family.

B.

Research Services.

In determining what is in the Account’s best interest, Adviser will consider the available prices and rates of brokerage commissions, and other relevant factors including, without limitation, execution capabilities, the value of ongoing relationships Adviser may have with various broker-dealer and research and other services, as defined in Section 28(e)(3) of the Securities Exchange Act of 1934.  In addition, Adviser may receive equipment, subscriptions and reimbursement for professional memberships from broker-dealer, and may purchase research and other services directly from vendors, obtaining reimbursement from broker-dealer.  Adviser need not demonstrate that the research and other services are of a direct benefit to the Account.  The commissions paid to the broker-dealer may exceed the amount of commissions another broker-dealer would charge for the same transaction. Such research and other services, moreover, may be available to Adviser on a cash basis.  Adviser will be required to determine, in good faith, that the amount of commissions paid is reasonable in relation to the value of the brokerage, research and other services provided by the broker-dealer, viewed in terms of either the particular transaction or Adviser’s overall responsibilities to all of its clients.  The research and other services provided may relate to a specific transaction placed with the broker-dealer, but for the most part will consist of a wide variety of information useful to the Account, Adviser and Adviser’s other clients.  Adviser’s ability to obtain research and other services is an integral factor in establishing the fees charged by Adviser under this Agreement.

C.

Execution of Transactions by Broker-Dealer.

In effecting transactions at the direction of Adviser, broker-dealer selected by Adviser may effect similar transactions in the same Investment Account and for the accounts of other clients of Adviser.  Broker-dealer may bunch transaction orders and will allocate the Investments so purchased or sold in a bunched order among the participating accounts (including the Account) as Adviser determines to be reasonable.  Adviser may be charged a lesser per unit commission on bunched orders than would otherwise be charged for a non-bunched order, with the savings allocated to the REIT and Adviser’s other clients whose orders are bunched.  In the case of bunched orders, the brokerage commission paid by the REIT will be equal to a pro rata portion of the entire commission charged, determined by multiplying the entire commission by a fraction, the numerator of which is the number of shares allocated to the Account and the denominator of which is the total number of shares purchased or sold in the bunched transaction.

5.

SERVICES TO OTHERS

The REIT and the Business Manager understand that Adviser performs investment advisory services for various other clients.  Adviser will allocate investment opportunities over a period of time on a fair and equitable basis relative to all clients.  These allocations will be made on a basis determined by Adviser to be reasonable, which, under appropriate circumstances, may result in a determination that some clients may not purchase or sell the same Investments at the same time as others.  The REIT and the Business Manager acknowledge that Adviser and its principals, employees and affiliates may purchase or sell Investments for their own accounts and that Adviser shall not have any obligation (other than an obligation imposed on it by applicable law, rule or regulation) to purchase or sell, or to recommend for purchase or sale, for the Account, any Investments that Adviser, its principals, employees or affiliates may purchase or sell for its or their own accounts or for the account of any other client.

6.

PROXIES AND RELATED MATTERS

In connection with the services to be rendered by Adviser under this Agreement, Adviser hereby is granted the power as the REIT’s proxy and attorney-in-fact to vote, tender or direct the voting or tendering of all Investments held in the Account and to take actions on behalf of the REIT with respect to Investments including, but not limited to, executing on behalf of the REIT, any consent, request, direction, approval, waiver, objection, appointment or other instrument required or permitted to be signed or executed by the holder of Investments.

7.

REPRESENTATIONS AND WARRANTIES

A.

REIT’s Representations and Warranties.

The REIT hereby represents and warrants to Adviser that: (i) REIT has the requisite legal capacity and authority to execute, deliver and to perform its obligations under this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by REIT and is the legal, valid and binding agreement of REIT, enforceable against REIT in accordance with its terms; (iii) REIT’s execution of this Agreement and the performance of its obligations hereunder do not conflict with or violate any provisions of the governing documents of REIT or any obligations by which REIT is bound, whether arising by contract, operation of law or otherwise; (iv) REIT will deliver to Adviser evidence of REIT’s authority in compliance with such governing documents upon Adviser’s request; and (v) the REIT is the owner of all cash, Investments and other assets in the Account, and there are no restrictions on the pledge, hypothecation, transfer, sale or public distribution of such cash, securities or assets.

B.

Business Manager’s Representations and Warranties.

The Business Manager hereby represents and warrants to Adviser that: (i) Business Manager has the requisite legal capacity and authority to execute, deliver and to perform its obligations under this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by Business Manager and is the legal, valid and binding agreement of Business Manager, enforceable against Business Manager in accordance with its terms; (iii) Business Manager’s execution of this Agreement and the performance of its obligations hereunder do not conflict with or violate any provisions of the governing documents of Business Manager or any obligations by which Business Manager is bound, whether arising by contract, operation of law or otherwise; and (iv) Business Manager will deliver to Adviser evidence of Business Manager’s authority in compliance with such governing documents upon Adviser’s request.

C.

Adviser’s Representations and Warranties.

Adviser hereby represents and warrants to the Business Manager and the REIT that: (i) Adviser is a corporation, duly organized under the laws of the State of Illinois; (ii) this Agreement has been duly authorized, executed and delivered by the Adviser and is the legal, valid and binding agreement of Adviser, enforceable against Adviser in accordance with its terms; (iii) Adviser is an investment adviser registered with the appropriate state and federal regulatory authorities pursuant to the Advisers Act; (iv) Adviser will notify the REIT and the Business Manager of any material change in Adviser’s investment adviser registration within a reasonable time after such change; and (v) Adviser will not engage in any principal or agency cross transactions with respect to the Account without obtaining the prior consent of the REIT.

8.

VALUATION OF ASSETS

In computing the market value of any Investments in the Account, each Investment listed on any exchange shall be valued at the last quoted sale price on the valuation date on the principal exchange on which the Investment is listed or included for quotation.  Any other Investment or assets shall be valued in a manner determined in good faith by Adviser to reflect its or their fair market value.

9.

INVESTMENT GUIDELINES

The REIT is responsible for informing Adviser, in advance and in writing, of any investment or other guidelines, objectives, restrictions, conditions, limitations or directions applicable to, as well as any cash needs of, the Account, from time to time (“Investment Guidelines”), and of any changes or modifications to any such Investment Guidelines; provided, that any change or modification to the Investment Guidelines shall become effective only after at least fifteen (15) days’ advance notice to Adviser (unless Adviser expressly consents to a shorter time period).  The REIT must give Adviser prompt written notice if the REIT deems any Investments made or actions taken on behalf of the Account to be in violation of the Investment Guidelines.  Compliance with the Investment Guidelines shall be determined on the date of purchase for an Investment, based upon the price and characteristics of the Investment on the date of purchase compared to the value of the Account as of the most recent valuation date; the Investment Guidelines shall not be deemed breached as a result of changes in value or status of an Investment following purchase.  The REIT agrees to furnish promptly, or to cause the REIT’s Custodian or agent to furnish, to Adviser, all data and information to be furnished to Adviser hereunder.  Adviser shall have no responsibility with respect to the prudence of the Investment Guidelines relative to the REIT’s investment portfolio, the overall diversification of the REIT’s assets or with respect to any assets of the REIT other than those in the Account.

10.

CLIENT REPORTS AND MEETINGS

Adviser will be responsible for ensuring that Custodian sends to the Business Manager and the REIT a report, as promptly as practical after the end of each calendar month, reflecting:

(i) all transactions for the Account during such month; (ii) the aggregate market value of all assets for the Account on the last day of such month; and (iii) such other information relating to the Account as reasonably agreed to by Adviser, the Business Manager and the REIT.  Adviser is not responsible for the content of reports furnished by the Custodian or any broker-dealer for the Account.

Adviser will meet with the REIT and the Business Manager and such other persons as the REIT or the Business Manager may designate, on reasonable notice and at reasonable locations, as requested by REIT or the Business Manager, for the purpose of discussing general economic conditions, portfolio performance, investment strategy and other matters relating to the Account.

11.

FEES AND EXPENSES

Business Manager will pay Adviser for the services to be rendered by Adviser under this Agreement in accordance with the fee schedule attached hereto as Schedule A, which may be amended by Adviser from time to time as agreed by Adviser and the Business Manager.  For the avoidance of doubt, the REIT will not have any obligation under this Agreement to pay for the services rendered by Adviser pursuant to this Agreement.  All expenses relating to the investment of the assets of the Account, including without limitation, brokerage commissions, transfer taxes and other fees and expenses in the purchase, sale or other disposition of such assets, shall be the sole responsibility of the Business Manager and the REIT and will be payable from the Account. For the avoidance of doubt, the parties understand and agree that (i) neither the Business Manager nor the REIT will have any obligation under this Agreement to pay any portion of the salaries of the Adviser’s employees or any general overhead costs and expenses of operation of the Adviser and (ii) the Business Manager will neither assert any right to receive nor accept an asset management fee from the REIT with respect to the securities in the Account beyond the amount of the fee that the Business Manager is obligated to pay to the Adviser pursuant to this Agreement.

12.

ADVISER’S DUTY OF CARE

Neither Adviser nor any of its principals, employees or affiliates will be responsible hereunder for any action, performed or omitted to be performed in good faith or at the direction of the REIT or the Business Manager, or for any errors in judgment in managing the Account.  Adviser and its principals, employees and affiliates will not be responsible for any loss incurred by reason of any act or omission of any broker-dealer or Custodian; provided, however, that Adviser shall make reasonable efforts to require that broker-dealer and Custodians perform their respective obligations.  Adviser, in maintaining its records, does not assume responsibility for the accuracy of information furnished by the REIT, the Business Manager, the Custodian or any other third party over which Adviser does not have control.  Except as expressly set forth in this Agreement, Adviser shall have no discretion, duty or responsibility whatsoever with respect to the control, management or administration of the Account.  Nothing herein in any way constitutes a waiver or limitation of any of the obligations that Adviser may have under federal and state securities laws.

13.

CONFIDENTIAL RELATIONSHIP

Adviser agrees not to disclose any “confidential information” provided to it by the REIT or the Business Manager.  The term “confidential information” shall not include information which:  (a) was in the public domain prior to disclosure by publication or otherwise through no action of Adviser; (b) was already known to Adviser; or (c) was received by Adviser through a source other than the REIT or the Business Manager which is or was not under an obligation of confidentiality to the REIT or the Business Manager.  Further, notwithstanding anything to the contrary herein, Adviser may disclose “confidential information” to its agents and advisors whenever Adviser determines that disclosure is necessary or advisable to provide the services contemplated hereunder. Adviser shall inform all parties who receive disclosure of “confidential information” or who have access to such information of the confidentiality obligations set forth herein, and shall inform the REIT and the Business Manager of disclosure of “confidential information” to any party other than Adviser’s independent public accountants or attorneys.

14.

TERMINATION

This Agreement may be terminated by the REIT, the Business Manager or Adviser at any time on thirty (30) days’ prior written notice.  Furthermore, the REIT or the Business Manager may terminate this Agreement within five (5) business days after execution without penalty.  Except with respect to termination by the REIT or the Business Manager during the five (5) business days after execution, termination of this Agreement will not, in any case, affect or prevent the consummation of any transaction initiated prior to such notice of termination.  All fees will be prorated to the date of termination.

15.

ASSIGNMENT.

No assignment of this Agreement will be made by Adviser without the prior written consent of the REIT and the Business Manager.

16.

AMENDMENT

This Agreement may be amended from time to time with the mutual written consent of the parties hereto.

17.

GOVERNANCE

This Agreement amends and is in substitution of all prior agreements, if any, between the parties with respect to the Account.  This Agreement will be governed by the internal laws of the State of Illinois without regard it choice of law rules.

18.

NOTICES

If to Adviser:

Inland Investment Advisors, Inc.

2901 Butterfield Road

Oak Brook, Illinois  60523

Telephone:  (630) 218-8000

Facsimile:  (630) 218-4955

Attn: Roberta S. Matlin

If to the Business Manager:

IREIT Business Manager & Advisor, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Telephone:  (630) 218-8000

Facsimile:   (630) 218-4955

Attn:  JoAnn M. McGuinness

If to the REIT:

Inland Real Estate Income Trust, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Telephone:  (630) 218-8000

Facsimile:   (630) 218-4955

Attn:  JoAnn M. McGuinness

19.

RECEIPT OF FORM ADV

The REIT and the Business Manager acknowledge receipt of Part II of Form ADV completed by Adviser, a disclosure statement containing the equivalent information or the information required by Schedule H of Form ADV if the REIT is entering into a wrap fee program sponsored by the Adviser.  If the appropriate disclosure statement was not delivered to the REIT and the Business Manager at least 48 hours prior to the REIT entering into any written or oral advisory contract, then the REIT has the right to terminate the contract without penalty within five business days after entering into this Agreement.  For the purposes of this provision, a contract is considered entered into when all parties to the contract have signed the contract, or in the case of an oral contract, have otherwise signified their acceptance, any other provisions of this contract notwithstanding.

20.

SUCCESSORS

This Agreement inures to the benefit of Adviser and the REIT and their respective successors and assigns and binds the REIT and the Business Manager and any permitted assignees or successors in interest with respect to all transactions, trades, dealings and actions by Adviser after REIT’s insolvency, dissolution or liquidation until such time as the REIT (or its legal representatives) notifies Adviser, in the manner set forth herein, of its intention to terminate this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereof have executed this Agreement on the date first written above.

REIT:		ADVISER:

Inland Real Estate Income Trust, Inc.		Inland Investment Advisors, Inc.

By:	/s/ JoAnn M. McGuinness	By:	/s/ Roberta S. Matlin
Name:	JoAnn M. McGuinness	Name:	Roberta S. Matlin
Its:	President and Chief Operating Officer	Its:	President

BUSINESS MANAGER:

IREIT Business Manager & Advisor, Inc.

By:	/s/ JoAnn M. McGuinness
Name:	JoAnn M. McGuinness
Its:	President and Chief Operating Officer

Investment Advisory Agreement

SCHEDULE A

DATED OCTOBER 18, 2012

TO INVESTMENT ADVISORY AGREEMENT

DATED OCTOBER 18, 2012

BETWEEN

INLAND REAL ESTATE INCOME TRUST, INC. (“REIT”)

AND

IREIT BUSINESS MANAGER & ADVISOR, INC. (“Business Manager”)

AND

INLAND INVESTMENT ADVISORS, INC. (“Adviser”)

1.

Fee Schedule as of October 18, 2012:

Business Manager shall pay, or cause to be paid, to the Adviser a fee as remuneration for its services under this Agreement.  The fee shall be paid monthly.  The amount of the fee is based on a per annum rate equal to the applicable percentage listed below that corresponds to the amount of marketable securities under management each month.  For purposes of this agreement, the value of the marketable securities on which the fee is based will be equal to the aggregate carrying value of each marketable security at the end of the relevant month as reported on the monthly statement or report prepared by the broker holding the marketable securities.  The monthly fee will be equal to:

(a) From $1 - $5,000,000 of marketable securities, one percent (1.0%) on a per annum basis.

(b) From $5,000,001 - $10,000,000 of marketable securities, 85 basis points (0.85%) on a per annum basis.

(c) From $10,000,001 - $25,000,000 of marketable securities, 75 basis points (0.75%) on a per annum basis.

(d) From $25,000,001 - $50,000,000 of marketable securities, 65 basis points (0.65%) on a per annum basis.

(e) From $50,000,001 - $100,000,000 of marketable securities, 60 basis points (0.60%) on a per annum basis.

(5) Over $100,000,001 of marketable securities, 50 basis points (0.50%) on a per annum basis.